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                      TANGRAM ENTERPRISE SOLUTIONS, INC.
                         1997 EQUITY COMPENSATION PLAN
                           STOCK OPTION GRANT LETTER

Tangram Enterprise Solutions, Inc. (the "Company") has adopted the Tangram Enterprise Solutions, Inc. 1997 Equity Compensation Plan (the "Plan"). This Stock Option is granted to Name~ (the "Grantee") on Date~ (the "Date of Grant") in accordance with the terms of the Plan. Capitalized terms used and not otherwise defined in this Grant Letter are used herein as defined in the Plan.

1.   Option Grant and Acceptance
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     (a)  The Company hereby grants to the Grantee effective as of the Date of
Grant, the right and option (the "Option") to purchase Shares~ shares of Common Stock (the "Shares"). The Option is intended to constitute an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). [ALTERNATIVE LANGUAGE: The Option is not intended to constitute an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").]

     (b) The Grantee shall signify acceptance of the Option by executing this Grant Letter.

2.   Option Price.  The price of each Share covered by the Option shall be
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$Price~ (the "Option Price"), which is 100% of the fair market value of a Share on the Date of Grant (as determined in accordance with the terms of the Plan).

3.   Option Expiration.  The Option, to the extent that it has not theretofore
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been exercised, shall automatically expire on the earliest to occur of the following events:

     (a)  ten years from the date of this Agreement;

     (b) if the Grantee's employment with the Company terminates voluntarily or involuntarily for any reason other than death or Disability (as defined in the Plan), the Option may thereafter be exercised by the Grantee, to the extent it was exercisable at the time of such termination, for a period of 90 days from the date of such termination of employment or until the occurrence of the date specified in Section 3(a), whichever period is shorter; provided, however, that if the Grantee dies within such 90-day period, the unexercised portion of the Option shall thereafter be exercisable to the extent to which it was exercisable at the time of death, for a period of one year from the date of such death or until the occurrence of the date specified in Section 3(a), whichever period is shorter;

     (c) if the Grantee's employment with the Company terminates by reason of death, the Option may be thereafter exercised, to the extent then exercisable, by the legal representative of the estate or by the legatee of the Grantee under the will of the Grantee, for a period of one year from the date of such death or until the occurrence of the date specified in Section 3(a), whichever period is shorter;

     (d) if the Grantee's employment with the Company terminates by reason of Disability, the Option may thereafter be exercised by the Grantee, to the extent it was exercisable at the time of such termination, for a period of one year from the date of such termination of employment or until the occurrence of the date specified in Section 3(a), whichever period is shorter; provided, however, that if the Grantee dies within such one-year period, any unexercised portion of the Option held by the Grantee shall thereafter be exercisable to the extent it was exercisable at the time of death for a period of twelve months from the date of such death or until the occurrence of the date specified in Section 3(a), whichever period is shorter.

     (e) Notwithstanding the foregoing, if Grantee's employment is terminated for Cause, as defined in the Plan, the Option granted hereby shall terminate as of the date the Grantee ceases to be Employed by the Company (as hereinafter defined), and the Grantee shall automatically forfeit all Shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates upon refund by the Company of the exercise price paid by the Grantee for such Shares.
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4.   Vesting
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     (a)  Subject to the terms, conditions and limitations expressed herein and, except as provided below, the Option shall become exercisable in accordance with the following vesting schedule:

     Period                              Percentage Vested
     ------                              -----------------

On or before ______                            0%
_____ to _____                                25%
_____ to _____                                50%
_____ to _____                                75%
On or after ____                             100%

     (b) The right to purchase Shares under the Option as provided in Section 4(a) above may be exercised in a cumulative fashion, such that any right to purchase Shares which becomes exercisable on a given date shall remain exercisable until the date stated in any applicable provision of Section 3 (with respect to the expiration of the Option).

5.   Time and Method of Exercise.  Subject to the terms of Section 4 above, the
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Option may be exercised at any time, or from time to time, prior to expiration
(as defined in Section 3 above), by written notice to the Chief Financial Officer of the Company. Such written notice shall be effective upon receipt by the Chief Financial Officer of the Company and shall be accompanied by:

     (a) a check, or the equivalent thereof acceptable to the Company, in its discretion, for the full Option Price of the number of Shares being purchased;

     (b) one or more certificates representing a number of Shares which are, in the aggregate, equal in fair market value to the full Option Price for the Shares being purchased, such certificates being duly endorsed (or accompanied by stock powers signed in blank) so as to transfer to the Company all right, title and interest in and to the Shares represented by such certificates;

     (c) a combination of the forms of payment specified in Section 5(a) and 5(b) above which, in the aggregate, is equal to the full Option Price of the number of Shares being purchased; or

     (d) by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker to deliver to the Company on the settlement date the amount of sale proceeds necessary to pay the exercise price of the Option.

The fair market value of each Share of Company Stock delivered by the Grantee pursuant to Section 5(b) or 5(c) above shall be determined in accordance with the provisions of the Plan.

6.   Nonassignability of Option Rights.  The Option shall not be assigned or
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transferred by the Grantee except, in the event of the death of the Grantee, by will or by the laws of descent and distribution. Upon a transfer by will or by the laws of descent and distribution, the person to whom the Option is transferred shall have the right to exercise the Option in accordance with the Plan and this Stock Option Grant Letter, subject to the Company receiving satisfactory proof of his or her right to receive the Shares under the Grantee's will or under the applicable laws of descent and distribution. Any attempt to assign, transfer, pledge or dispose of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect. Notwithstanding the foregoing, the Company may provide, at or after grant, that a Grantee may transfer Nonqualified Stock Options pursuant to a domestic relations order or to family members or other persons or entities according to such terms as the Company may determine.

7.   Adjustments.   If any change is made to the Common Stock (whether by reason
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of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, or exchange of shares or any other change in capital structure made without receipt of consideration), then unless such event or change results in the termination of all outstanding Grants under the Plan, the Committee shall preserve the value of the Option by making appropriate adjustments to the
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number and class of shares, the Option Price or otherwise, except that any fractional shares resulting from such adjustments shall be eliminated.

8.   Change of Control.  Upon a Change of Control (as defined in the Plan) where
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the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, outstanding Options that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation. Notwithstanding the foregoing, the Committee may take one or both of the following actions: the Committee may
(i) require that Grantees surrender their outstanding Options in exchange for a payment by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee's unexercised Options exceeds the Exercise Price of the Options, or (ii) after giving Grantees an opportunity to exercise their outstanding Options, terminate any or all unexercised Options at such time as the Committee deems appropriate. Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.

9.   Withholding.  The Grantee or other person receiving Shares upon an exercise
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of the Option, in whole or in part, shall be subject to any applicable federal
(including FICA), state and local taxes that the Company is required to withhold with respect to such exercise. The Company shall have the right to require a Grantee to pay to the Company, or the Company may deduct from other wages paid by the Company, the amount of any such withholding taxes the Company is required to withhold with respect to such exercise. If the Committee administering the Plan so permits by formal vote, at or after Grant but prior to exercise of the Option, a Grantee may elect to satisfy the Company's income tax withholding obligation with respect to such exercise by having shares withheld up to an amount that does not exceed the Grantee's maximum marginal tax rate for federal (including FICA), state and local tax liabilities. The Company's obligation to issue or transfer Shares upon exercise of the Option shall be conditioned upon the Grantee's compliance with the requirements of this section to the satisfaction of the Committee.

10.  Notice to Company of Disqualifying Disposition.  By accepting an incentive
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stock option under the Plan, Grantee agrees to notify the Company in writing immediately after he or she makes a disqualifying disposition (as described in Sections 421, 422 and 424 of the Code and regulations thereunder) of any stock acquired pursuant to the exercise of incentive stock options granted under the Plan. A disqualifying disposition is generally any disposition occurring within two years of the date the incentive stock option was granted or within one year of the date the incentive stock option was exercised, whichever period ends later.

11.  Employment by the Company.  For purposes of this Grant, Employed by the
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Company shall mean employment as an employee, so that for purposes of exercising this Option, a Grantee shall be considered to have terminated employment once the Grantee ceases to be an employee, unless the Committee determines otherwise. [ALTERNATIVE LANGUAGE for director's agreements: For purposes of this Option, Employed by the Company shall mean employment as an employee, an eligible independent contractor or a member of the Board of Directors, so that for purposes of exercising this Option, a Grantee shall be considered to have terminated employment once the Grantee ceases to be an employee, eligible independent contractor or member of the Board of Directors, unless the Committee determines otherwise.]

12.  No Contract for Employment
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     (a)  Nothing contained in this Grant Letter shall be deemed to require the
Company to continue the Grantee's employment by the Company. Except as may be provided in a written employment contract executed by a duly authorized officer of the Company and approved by the board of directors of the Company, the Grantee shall at all times be an employee-at-will of the Company and the Company may discharge the Grantee at any time for any reason, with or without cause, and with or without severance compensation.

     (b) From time to time, the Company may distribute employee manuals or handbooks, and officers or other representatives of the Company may make written or oral statements relating to the Company's policies and procedures. Such manuals, handbooks and statements are intended only for the general guidance of employees. No policies, procedures or statements of any nature by or on
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behalf of the Company (whether written or oral, and whether or not contained in any formal employee manual or handbook) shall be construed to modify this Grant Letter or to create express or implied obligations to the Grantee of any nature.

13.  Administration.  The Option has been granted pursuant to the terms,
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conditions and other provisions of the Plan, as in effect on the Date of Grant, and as the Plan may be amended from time to time. All questions of interpretation and application of the Plan and of any grant under the Plan (including this Grant) shall be determined by the Committee in its discretion, and such determination shall be final and binding upon all persons. The validity, construction and effect of this Option shall be determined in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the principles of conflicts of law thereof.

14.  No Stockholder Rights.  Neither the Grantee, nor any person entitled to
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exercise the Grantee's rights in the event of the Grantee's death, shall have any of the rights and privileges of a stockholder with respect to the Shares subject to the Option, except to the extent that certificates for such Shares shall have been issued upon the exercise of the Option as provided herein.

15.  Notice.  Any notice to the Company provided for in this Grant Letter shall
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be addressed to it in care of the Chief Financial Officer of the Company, at the
Company's corporate headquarters location, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company, or to such other address as the Grantee may designate to the Company in writing. Any notice provided for hereunder shall be delivered by hand, sent by telecopy or telex or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage and registry being prepaid, in a post office or branch post office regularly maintained by the United States Postal Service.

16.  Grantee's Securities Law Representations.  If the Committee shall deem it
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appropriate by reason of any securities law, it may require that the Grantee upon exercise in whole or in part of the Option, represent to the Company and agree in writing that the purchase of the Shares is for investment only and not with a view to distribution. The Committee may require that the Share certificates be inscribed with a legend restricting transfer in accordance with applicable securities law requirements.

17.  Acknowledgment of Plan Documents.  By execution of this Agreement, Grantee
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acknowledges receipt of (i) the Prospectus dated November 25, 1998, together with any amendments thereto as of the date of this Agreement, containing information about the Plan and the statement of availability of each of the Company's Securities and Exchange Commission filings and other information which is incorporated into the Prospectus by reference; and (ii) a copy of the Company's most recent annual report to shareholders.

                              Tangram Enterprise Solutions, Inc.


                              By: _________________________________________
                                    Norman L. Phelps
                                    President and Chief Executive Officer

                              Accepted By:


                              ____________________________________________
                              Name